Exhibit 99.2

Contact: Roger R. Hopkins, 615-890-9100
Chief Accounting Officer

NHI to Participate in the Interface Seniors Housing West Conference

MURFREESBORO, Tenn.--(March 7, 2017)-- National Health Investors, Inc. (NYSE: NHI) announced that the Company will participate in the Interface Seniors Housing West Conference on Thursday, March 9th at the Omni Hotel in Los Angeles, CA. President and CEO, Eric Mendelsohn, will participate in the “State of the Industry and 2017 Outlook” panel taking place that day from 9:00 – 9:50 a.m. Pacific Time.

About NHI

Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. For more information, visit www.nhireit.com.